UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

February 28, 2005

US Airways Group, Inc.

(Debtor-in-Possession)

(Commission file number: 1-8444)

and

US Airways, Inc.

(Debtor-in-Possession)

(Commission file number 1-8442)

(Exact Names of Registrants as specified in their charters)

Delaware	US Airways Group, Inc. 54-1194634 US Airways, Inc. 53-0218143
(State of Incorporation of both registrants)	(I.R.S. Employer Identification Nos.)

2345 Crystal Drive, Arlington, VA 22227

(Address of principal executive offices)

(703) 872-7000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 28, 2005, U.S. Bankruptcy Judge Stephen S. Mitchell authorized the implementation of transactions in accordance with the Junior Secured Debtor-in-Possession Credit Facility Agreement dated as of February 18, 2005 among US Airways, Inc., as Borrower (the “Borrower”), and US Airways Group, Inc., PSA Airlines, Inc., Piedmont Airlines, Inc. and Material Services Company, Inc., as Guarantors (the “Guarantors,” and collectively with the Borrower, the “Debtors”), and Eastshore Aviation, LLC, as Lender (the “Loan Agreement”). The Loan Agreement is filed as Exhibit 99 to this Form 8-K and the key elements of the Loan Agreement are summarized in outline form below. On March 1, 2005, the Borrower received the initial funding of $75,000,000 under the Loan Agreement, as described in more detail below.

(a) Guarantors: US Airways Group, Inc. (“Group”), PSA Airlines, Inc., Piedmont Airlines, Inc., and Material Services Company, Inc.

(b) Lender: Eastshore Aviation, LLC (“Eastshore”)

(c) DIP Facility: An aggregate principal amount of $125,000,000, in the form of a term loan facility to be drawn as follows: (i) $75,000,000 in a single lump sum on the first business day after entry of the order by the bankruptcy court authorizing the Loan Agreement (the “Tranche A Loan”); (ii) $25,000,000 in a single lump sum on the thirtieth (30th) day after the date of entry of the order by the bankruptcy court authorizing the Loan Agreement (the “Tranche B Loan”); and (iii) $25,000,000 in a single lump sum no later than September 30, 2005, and potentially earlier depending on the occurrence of certain milestones in connection with a plan of reorganization (the “Plan”) or the delivery of aircraft under the JSA (defined below) (the “Tranche C Loan”);

(d) Interest Rate: Interest on the Tranche A Loan, Tranche B Loan, and Tranche C Loan will accrue from the applicable funding date at a per annum rate of LIBOR plus 6.5% as determined as of the draw date for each Tranche. Interest will be payable quarterly in arrears.

(e) Use of DIP Facility Proceeds: The proceeds of the DIP Facility will be used for any general corporate purpose of the Debtors.

(f) Maturity Date: All outstanding principal and accrued interest due and owing under the DIP Facility (collectively, the “DIP Obligation”) will become due and payable, subject to the Shares Repayment Alternative (as defined below), in cash on the date (the “Maturity Date”) that is the earlier of (i) the effective date of the Plan; (ii) December 31, 2005 or (iii) if a Disclosure Statement for the Debtors has not then yet been approved, October 31, 2005.

(g) Prepayment Option: The Borrower will have the right to prepay the DIP Obligation in full without penalty and without Eastshore’s consent at any time before the later of (i) the thirtieth (30th) day after the funding of the Tranche B Loan and (ii) April 30, 2005.

(h) Conversion of DIP Obligation Into Equity: In the event that the Borrower has not exercised the Prepayment Option and the effective date of the Plan occurs, Group will issue to Eastshore under the Plan, in lieu of a cash payment, and Eastshore will accept in full satisfaction of the DIP Obligation (the “Shares Repayment Alternative”), shares of common stock of the reorganized Group (the “New Common Stock”) as determined pursuant to Schedule I to the Loan Agreement. In addition to the shares of New Common Stock issuable to Eastshore in connection with the Shares Repayment Alternative, it is anticipated that the Plan will provide that Group will issue shares of New Common Stock to certain other constituents and investors, including one or more co-investors, who will receive shares of New Common Stock in exchange for such investment.

(i) Collateral and Junior Lien: The DIP Facility will be secured by valid, enforceable liens and security interests in the collateral that secures the obligations of the Debtors in connection with the term loan guaranteed under the Air Transportation Safety and System Stabilization Act (the “ATSB Loan”) by the Air Transportation Stabilization Board ( the “ATSB”). The liens and security interests securing the DIP Facility will rank junior only to the liens of the ATSB securing the ATSB Loan, but senior to all other liens on the ATSB collateral, if any.

(j) Super Priority Administrative Claim: All obligations of the Borrower with respect to the DIP Facility will be entitled to superpriority administrative claim status in the Debtors’ Chapter 11 cases, pursuant to Sections 364(c)(I) and 507(b) of the Bankruptcy Code, subject and subordinate only to the superpriority administrative claims granted to the ATSB Loan lenders under the ATSB Loan and the carve-out, as described in the First Supplemental Cash Collateral Order entered by the bankruptcy court on January 13, 2005, pursuant to which the Borrower is authorized to use cash collateral of the ATSB Loan.

(k) Representations and Warranties: The Loan Agreement contains limited representations and warranties such as: (i) due organization and qualification; (ii) corporate power and authority; (iii) enforceability; (iv) absence of conflicts with laws and material agreements; (v) title to properties and assets; (vi) payment of taxes and other obligations; (vii) labor matters and employee benefit plans; (viii) maintenance of assets and insurance; and (ix) other matters.

(l) Affirmative Covenants: The Loan Agreement contains limited affirmative covenants such as: (i) delivery of periodic financial statements; (ii) reasonable monthly reports of operating data; (iii) conduct of business and existence; and (iv) maintenance of assets and insurance.

(m) Conditions: A number of conditions must be satisfied or waived by Eastshore before the funding can occur, including:

(i)	The entry of the order authorizing the Loan Agreement by the bankruptcy court;

(ii)	Issuance of customary certificates and certifications regarding corporate authorization and good standing;

(iii)	Delivery of UCC financing statements;

(iv)	Air Wisconsin Aviation Corporation (“AWAC”) and the Borrower must enter into a ten (10) year agreement regarding the use and operation of up to 70 CRJ-200 aircraft of AWAC at agreed upon rates (the “JSA”) (subject to such aircraft becoming available, as more specifically provided in the JSA), which agreement was approved by the bankruptcy court on February 28, 2005;

(v)	the Borrower must continue to have access to the Cash Collateral (as defined in the ATSB Loan) pursuant to the Supplemental Cash Collateral Order or otherwise;

(vi)	The Debtors must have unrestricted cash in an amount not less than the minimum unrestricted cash as required and determined under the ATSB Loan, plus a percentage of any amount previously funded by Eastshore under the DIP Facility;

(vii)	There must not have occurred any catastrophic adverse change;

(viii)	No default shall have occurred and be continuing under the Loan Agreement;

(ix)	The representations and warranties of Borrower must be true and complete in all material respects at the time of such borrowing;

(x)	Eastshore must have received a notice of borrowing, which must include a representation that each of the borrowing conditions has been satisfied as of the date of such borrowing; and

(xi)	In the case of the Tranche B Loan, the Tranche A Loan must have been funded by Eastshore, and in the case of the Tranche C Loan, the Tranche B Loan must have been funded by Eastshore.

(n) Events of Default: Events of Default include, among other things:

(i)	failure to make payments when due;

(ii)	failure of the Guarantors’ guarantee to remain in effect;

(iii)	occurrence of an event of default under the JSA;

(iv)	dismissal or conversion of the Debtors’ bankruptcy cases;

(v)	a sale of substantially all of the Debtors’ assets, other than pursuant to the Plan; and

(vi)	loss of continuing ability to use cash collateral pursuant to the First Supplemental Cash Collateral Order.

(o) Remedies: Upon an event of default, Eastshore may terminate its commitments to make the loans under the Loan Agreement, declare the DIP Obligation due and payable, and exercise rights of a secured creditor so long as such remedies are not reasonably objected to by the ATSB.

(p) Commitment Fee: No commitment fees will be charged by Eastshore with respect to the DIP Facility.

(q) Reimbursement of Expenses: The Borrower will promptly reimburse Eastshore’s actual reasonable out-of-pocket expenses up to a maximum of $200,000 relating to (i) Eastshore’s due diligence investigation of the Debtors, (ii) the negotiation of the Loan Agreement and the JSA, (iii) participation in the bankruptcy court proceedings and the Plan formation process, and (iv) the consummation of the transactions contemplated hereby, provided that the $200,000 cap will not apply to enforcement of Eastshore’s rights under the Loan Agreement.

Certain of the statements contained herein should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which reflect the current views of US Airways Group (the “Company”) with respect to current events and financial performance. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “could,” “should,” and “continue” or similar words. These forward-looking statements may also use different phrases. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the Company to continue as a going concern; the ability of the Company to obtain and maintain any necessary financing for operations and other purposes, whether debtor-in-possession financing or other financing; the ability of the Company to maintain adequate liquidity; the ability of the Company to absorb escalating fuel costs; the Company’s ability to obtain court approval with respect to motions in the Chapter 11 proceedings prosecuted by it from time to time; the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 proceedings; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, to appoint a Chapter 11 trustee or to convert the cases to Chapter 7 cases; the ability of the Company to obtain and maintain normal terms with vendors and service providers; the Company’s ability to maintain contracts that are critical to its operations; the potential adverse impact of the Chapter 11 proceedings on the Company’s liquidity or results of operations; the ability of the Company to operate pursuant to the terms of its financing facilities (particularly the financial covenants); the ability of the Company to fund and execute its Transformation Plan during the Chapter 11 proceedings and in the context of a plan of reorganization and thereafter; the ability of the Company to attract, motivate and/or retain key executives and associates; the ability of the Company to attract and retain customers; the ability of the Company to maintain satisfactory labor relations; demand for transportation in the markets in which the Company operates; economic conditions; labor costs; financing availability and costs; security-related and insurance costs; competitive pressures on pricing (particularly from lower-cost competitors) and on demand (particularly from low-cost carriers and multi-carrier alliances); weather conditions; government legislation and regulation; impact of the continued military activities in Iraq; other acts of war or terrorism; and other risks and uncertainties listed from time to time in the Company’s reports to the SEC. There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. The Company assumes no obligation to update such estimates to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company’s various prepetition liabilities, common stock and/or other equity securities. Accordingly, the Company urges that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Designation	Description
99	Junior Secured Debtor-in-Possession Credit Facility Agreement dated as of February 18, 2005 among US Airways, Inc., a Debtor and Debtor-in-Possession under Chapter 11 of the Bankruptcy Code as Borrower, US Airways Group, Inc., PSA Airlines, Inc., and Material Services, Inc., Debtors and Debtors-in- Possession under Chapter 11 of the Bankruptcy Code as Guarantors, and Eastshore Aviation, LLC, as Lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

US Airways Group, Inc. (REGISTRANT)

Date: March 2, 2005	By:	/s/ Anita P. Beier
Anita P. Beier
Senior Vice President-Finance and Controller
(Chief Accounting Officer)

US Airways, Inc. (REGISTRANT)

Date: March 2, 2005	By:	/s/ Anita P. Beier
Anita P. Beier
Senior Vice President-Finance and Controller
(Chief Accounting Officer)